EXHIBIT 5.1
-----------

                                   GREENBERG
                                ATTORNEYS AT LAW
                                    TRAURIG



                               February 13, 2002

Armitec, Inc.
4479 Atlanta Road
Smyrna, Georgia  30326


Gentlemen:

         We have acted as counsel to Armitec, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to compensate one consultant with stock for services rendered in the total amount of 2,225,000 shares of the Company's common stock, $0.00167 par value (the "Shares"), and one consultant with a Warrant to purchase 500,000 shares of the Company's common stock, $0.00167 par value (the "Warrant Shares"). In connection therewith, we have examined such corporate records, certificates of public official and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to the legal considerations which we deem relevant, we are of the opinion that the Shares and the Warrant Shares covered by the Registration Statement, which may be issued pursuant to the above-described Agreements, will, when issued, be legally issued, fully paid and nonassessable. If and when issued, the Shares would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. We have been advised by the Company that none of the services performed and compensation issued therefor were direct or indirect commissions or compensation for raising funds for the Company.

Ruby Mining Company
February 12, 2002
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                                     Very truly yours,

                                                      /s/ Greenberg Traurig, LLP
                                                     ---------------------------
                                                     Greenberg Traurig, LLP